EXHIBIT 21
LIST OF SUBSIDIARIES OF REGISTRANT
Triple Crown Media, LLC, a Delaware limited liability company
Gray Publishing, LLC, a Delaware limited liability company and a subsidiary of Triple Crown
Media, LLC
GrayLink, LLC, a Delaware limited liability company and a subsidiary of Gray Publishing, LLC
Porta-Phone Paging Licensee Corp., a Delaware corporation and a subsidiary of GrayLink, LLC
BR Acquisition Corp., a Georgia corporation
BR Holding, Inc., a Georgia corporation and a subsidiary of BR Acquisition Corp.
Host Communications, Inc., a Kentucky corporation and a subsidiary of BR Holding, Inc.
Hoop-It-Up International, Inc. (DE), a Delaware corporation and a subsidiary of Host
Communications, Inc.
USA International, S.A.R.L., a corporation organized under the laws of France and a subsidiary of
Host Communications, Inc.
Capital Sports Properties, Inc., a Delaware corporation and a subsidiary of BR Holding, Inc.
Datasouth Computer Corporation, a Delaware corporation and a subsidiary of BR Holding, Inc.
Pinnacle Sports Productions, LLC, a Nebraska limited liability company and a subsidiary of Triple
Crown Media, Inc.